UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023

Blue Water Vaccines Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	BWV	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

On February 10, 2022, the Board of Directors of Blue Water Vaccines Inc. (the “Company”) approved the date of its 2023 annual meeting of stockholders (the “Annual Meeting”) for May 31, 2023. The Company will provide additional details regarding the exact time, location and matters to be voted on at the Annual Meeting in the Company’s proxy statement for the Annual Meeting to be filed with the Securities and Exchange Commission prior to the Annual Meeting.

The Company has set a deadline of March 2, 2023 for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy materials for the Annual Meeting, which date the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials for the Annual Meeting. In order to be considered timely, any such proposal must be received by the Company at its principal executive offices at 201 E. Fifth Street, Suite 1900, Cincinnati, Ohio 95202, and addressed to the attention of the corporate secretary, no later than 5:00 p.m. Eastern Time, on March 2, 2023. Any such proposal must also meet the requirements set forth in the Company’s Amended and Restated By-Laws (the “By-Laws”) and the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

In addition, in accordance with the By-Laws, stockholders who intended to submit a proposal regarding a director nomination at the Annual Meeting must be received by the Company at its principal executive offices at 201 E. Fifth Street, Suite 1900, Cincinnati, Ohio 95202, and addressed to the attention of the corporate secretary, no later than 5:00 p.m. Eastern Time, on March 2, 2023. Any such proposal must also meet the requirements set forth in the By-Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Water Vaccines Inc.

Date: February 16, 2022	By:	/s/ Joseph Hernandez
Joseph Hernandez
Chief Executive Officer